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                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





To the Board of Directors and
Stockholders of Glowpoint, Inc.

We hereby consent to the incorporation by reference in the Registration Statements of Glowpoint, Inc. on Form S-3 (Nos. 333-103227, 333-74484, 333-69430, 333-69432, 333-66310, 333-63068) and Form S-8 (Nos. 333-90920,
333-66948, 333-96321, 333-62135, 333-39501, 333-30389, 333-20617) of our report dated February 24, 2004, relating to the consolidated financial statements, which appear in this Annual Report on Form 10-K.




BDO Seidman, LLP
Boston, Massachusetts

March 30, 2004